Exhibit 5.1

October 17, 2025

Grupo Aeroméxico, S.A.B. de C.V.

Av. Paseo de la Reforma No. 243, Piso 25

Col. Renacimiento, Alcaldía Cuauhtémoc

06500, Ciudad de México, México

Ladies and Gentlemen:

We have acted as special Mexican counsel to Grupo Aeroméxico, S.A.B. de C.V. (the “Company”), in connection with the primary and secondary public offering (the “Offering”) of American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, each ADS having 10 (ten) common shares of the Company’s ordinary, nominative, single series of common stock, without nominal value (the “Common Stock”), as underlying securities pursuant to the registration statement, as amended, on Form F-1, filed by the Company with the United States Securities and Exchange Commission (the “Registration Statement”), under the United States Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion expressed below, we have examined copies of (i) the Company’s articles of incorporation and by-laws (estatutos sociales) in effect on the date hereof; (ii) the Registration Statement; (iii) the draft of the Deposit Agreement to be entered in connection with the Offering, by and among the Company, the Bank of New York Mellon, as depositary, and all owners and holders from time to time of ADSs issued thereunder; (iv) public deed number 119,607 dated May 7, 2024, granted before Mr. Gonzalo M. Ortiz Blanco, notary public number 98 of Mexico City, which contains the formalization of the minutes of the ordinary and extraordinary general shareholders’ meeting of the Company held on April 30, 2024, and (v) such other corporate records, certificates and other documents of the Company, and have made investigations of law, as we have deemed relevant or appropriate in connection with the giving of this opinion.

We have assumed for purposes of the opinions expressed herein, without any independent investigation or verification of any kind, among others: (i) the power and authority of each signatory to the documents we have reviewed, under all applicable laws, rules, regulations and their constitutive or similar documents, to enter into and perform their respective obligations thereunder, (ii) the genuineness of all signatures and the authenticity of all opinions, documents and papers submitted to us, and (iii) the authenticity of documents submitted to us as originals and the completeness and conformity to original or certified copies of all copies submitted to us as certified or reproduced copies.

As to questions of fact material to the opinion hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company, and such other instruments or certificates of public officials, officers and representatives of the Company and such other persons, as we have deemed necessary or appropriate for the opinion expressed below.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.

The Common Shares underlying the ADSs comprising (i) the primary component of the Offering have been duly authorized and issued, when paid for, will be fully paid and non-assessable; and (ii) the secondary component of the Offering have been duly authorized and issued, and are fully paid and non-assessable.

2.

The statements in the Registration Statement under the caption “Taxation — Mexican Taxation,” insofar as such statements constitute a summary of Mexican law, such statements fairly summarize Mexican law in all material respects.

We are qualified to practice law in Mexico. We express no opinion under the laws of any jurisdiction other than Mexico, in force on this date, or as to any matters not expressly covered herein.

We consent to (i) the filing of this opinion as an exhibit to the Registration Statement, and (ii) the use of the name of our firm in the Registration Statement, under the caption “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

White & Case, S.C.

/s/ Juan Antonio Martin Díaz-Caneja
By: Juan Antonio Martin Díaz-Caneja Partner